Exhibit 23.2

JEFFREY TSANG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Room 1104, 11/F, Fourseas Building, 208 Nathan Road, Kowloon, Hong Kong SAR.
Tel: (852) 2781 1606      Fax: (852) 2783 0752     E-mail: info@hkjtc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
SCORE ONE, INC.
(A NEVADA CORPORATION)

We have audited the accompanying balance sheet of Score One, Inc. as of December 31, 2006 and the related statements of operations, changes in stockholders' equity, and cash flows for the two years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Score One, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the two years ended December 31, 2006 and 2005, in conformity with United States generally accepted accounting principles.

/s/ JEFFREY TSANG & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Hong Kong
March 20, 2007